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                                                                    Exhibit 23.1

                              CONSENT OF AUDITORS

The Board of Directors
SMTC Corporation

We consent to the incorporation by reference in the registration statement on Form S-8 of SMTC Corporation of our reports dated December 3, 1999 on the consolidated financial statements of SMTC Corporation (formerly The Surface Mount Technology Centre Inc.) and February 18, 2000 except as to note 22 which is as of July 19, 2000 on the consolidated financial statements of SMTC Corporation (formerly HTM Holdings Inc.), which reports appear in the registration statement on Form S-1 of SMTC Corporation dated July 20, 2000, as amended (File No. 333-33208) and to the reference to our firm under the caption "Auditors".


                                                /s/ KPMG LLP

Toronto, Canada
August 18, 2000